UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2019

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10879 (Commission File Number)	22-2785165 (IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On January 15, 2019, Amphenol Corporation (the “Company”) entered into an Amended and Restated Credit Agreement dated January 15, 2019 (the “Credit Agreement”), which amends and restates the Company’s existing credit facility, dated as of March 1, 2016, among the Company, certain subsidiaries of the Company, a syndicate of financial institutions and JPMorgan Chase Bank, N.A., acting as the administrative agent. The Credit Agreement increases the lenders’ aggregate commitments under the facility to $2.5 billion.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information under Item 1.01 of this Current Report which is incorporated by reference herein.

Item 8.01.    Other Events

On January 16, 2019, the Company increased the size of its U.S. commercial paper program (the “USCP Program”) by $500.0 million, to permit the issuance of commercial paper notes under the USCP Program in an aggregate principal amount not to exceed $2.5 billion outstanding at any time.  The increase corresponds with the increase to $2.5 billion of available borrowing capacity under the Credit Agreement.  Amounts undrawn under the Credit Agreement are available to repay the commercial paper notes under the USCP Program, if necessary.  All other terms of the USCP Program have remained unchanged.  The net proceeds of the issuances of the commercial paper notes under the USCP Program are expected to be used for general corporate purposes.

Under the USCP Program, the Company may issue from time to time short-term unsecured commercial paper notes (the “USCP Notes”) through Citibank Global Markets Inc. and JP Morgan Securities LLC acting as dealers pursuant to the terms and conditions of their respective dealer agreements with the Company dated as of August 29, 2014 and through MUFG Securities Americas Inc., Wells Fargo Securities, LLC and Mizuho Securities USA Inc. acting as dealers pursuant to the terms and conditions of their respective dealer agreements with the Company dated as of February 1, 2017, in each case, in substantially the form of the Dealer Agreement filed pursuant to a Current Report on Form 8-K dated September 3, 2014.

The Company’s Board of Directors authorization for the increase of the USCP Program currently limits the maximum aggregate principal amount outstanding of USCP Notes, the euro-commercial paper notes issued by the Company’s wholly owned indirect subsidiary, Amphenol Technologies Holding GmbH, and any other commercial paper, euro-commercial paper or similar programs at any time to $2.5 billion.

The USCP Notes have not been and will not be registered under the Securities Act or state securities laws. The USCP Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1

Amended and Restated Credit Agreement dated January 15, 2019 among the Company, certain subsidiaries of the Company, a syndicate of financial institutions and JPMorgan Chase Bank, N.A., acting as the administrative agent.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated January 15, 2019, among the Company, certain subsidiaries of the Company, a syndicate of financial institutions and JPMorgan Chase Bank, N.A., acting as the administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer

Date: January 18, 2019